The information in this prospectus may change. MJ Holdings, Inc. may not complete the exchange offer and the securities may not be exchanged or distributed. This document is not an offer to sell or exchange these securities and MJ Holdings, Inc. is not soliciting offers to buy or exchange these securities in any jurisdiction where the exchange offer or sale is not permitted.

MJ HOLDINGS, INC.

Exchange Offer for Units of

MJ REAL ESTATE PARTNERS LLC

for Outstanding Shares of Common Stock of

MJ HOLDINGS, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 9, 2017 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

MJ Holdings, Inc. (“MJ”) is offering to exchange (the “exchange offer”) up to 14,027,939 units (“MJRE unit”) of MJ Real Estate Partners LLC, a newly formed Florida limited liability company, established solely for the purpose of effecting the exchange described herein (“MJRE,”) in the aggregate for outstanding shares of common stock of MJ (“MJ common stock”) that are validly tendered and not validly withdrawn.

For each one (1) MJ common stock accepted in the exchange offer, you will receive one (1) MJRE unit. See “The Exchange Offer—Terms of the Exchange Offer.”

MJ common stock is listed on the OTC Markets under the symbol “MJNE. MJRE is not a listed company and no trading market exists for MJRE. MJRE will continue to operate as a private non-reporting company with no public market for its securities.

You should read carefully the terms and conditions of the exchange offer described in this prospectus. None of MJ, MJRE or any of their respective directors or officers makes any recommendation as to whether you should tender all, some or none of your shares of MJ common stock. You must make your own decision after reading this document and consulting with your advisors.

MJ’s obligation to exchange units of MJRE for shares of MJ common stock is subject to the conditions listed under “The Exchange Offer—Conditions to Completion of the Exchange Offer.”

 See “Risk Factors” beginning on page 11 for a discussion of factors that you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be exchanged under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2016.

TABLE OF CONTENTS

Incorporation by Reference	3
Questions and Answers About the Exchange Offer	3
Summary	8
Risk Factors	11
Cautionary Statement Concerning Forward-Looking Statements	13
The Transaction	14
The Exchange Offer	17
Unaudited Pro Forma Condensed Consolidated Financial Statements	26
Management of MJRE	38
Agreements Between MJ and MJRE and Other Related Party Transactions	38
Material U.S. Federal Income Tax Consequences	38
Comparison of Shareholder and Stockholder Rights	39
Experts	44

This prospectus incorporates by reference important business and financial information about MJ from documents filed with the Securities and Exchange Commission (the “SEC”) that have not been included herein or delivered herewith. This information is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Incorporation by Reference.” In addition, you may ask any questions about the exchange offer or request copies of the exchange offer documents and the other information incorporated by reference in this prospectus from MJ, without charge, upon written or oral request to MJ Holdings at 4141 NE 2nd Avenue Suite 204-A Miami, Florida 33137.

In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the exchange offer.

This prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of MJ common stock or MJRE units in any jurisdiction in which the offer, sale or exchange is not permitted. Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in MJ common stock or MJRE units that may apply in their home countries. MJ and MJRE cannot provide any assurance about whether such limitations exist.

INCORPORATION BY REFERENCE

The SEC allows certain information to be “incorporated by reference” into this prospectus by MJ, which means that MJ can disclose important information to you by referring you to another document that MJ has separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that MJ has previously filed with the SEC. These documents contain important information about MJ and its businesses, financial conditions and results of operations:

MJ SEC Filings

•	MJ Annual Report on Form 10-K for the year ended December 31, 2015

•	MJ Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2016

Subsequent filings with the SEC will automatically modify and supersede the information in this prospectus.

Where You Can Find More Information About MJ

MJ voluntarily files annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that MJ file electronically with the SEC. The address of that website is http://www.sec.gov. You also may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

This prospectus constitutes MJ’s offer to exchange, in addition to being a prospectus of MJRE. Statements contained in this prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to within this prospectus or other documents that are incorporated herein by reference are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement contained in this prospectus is qualified in its entirety by reference to the underlying documents.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

MJ is pursuing the exchange offer of its interest in MJRE consisting of 100 percent of the issued and outstanding units of MJRE. Following the exchange offer, MJRE will be wholly independent from MJ. The following are answers to common questions about the exchange offer.

1.	Why has MJ decided to separate MJRE from MJ?

MJ is pursuing the separation because the real estate properties and the revenue streams derived from those properties, in the form of rents, are derived from business engaged in the sale of marijuana, which is illegal under federal law. Moreover, we have been unable to scale and expand our real estate business as previously planned, and we intend to engage in business opportunities where we believe we have greater growth opportunities and to which capital will be more readily available. Further, separation will allow MJRE to operate as a stand-alone company and focus on its own business objectives and possible business combinations, without consideration of potentially conflicting MJ or MJ priorities.

2.	Why did MJ choose an exchange offer as the way to separate MJRE from MJ?

The exchange offer presents an opportunity for MJ to repurchase a large number of outstanding shares of MJ common stock at one time, and in one transaction, without reducing overall cash and financial flexibility.

The exchange offer is an efficient means of placing MJRE units in the hands of holders of MJ common stock who desire to continue to own an interest in MJRE after its separation from MJ.

The exchange offer is a tax-efficient way for MJ to divest its remaining interest in MJRE and for MJ shareholders to adjust their current MJ investment between MJ and MJRE. For U.S. federal income tax purposes, the exchange offer is intended to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”). Holders of MJ common stock should consult their own tax advisors as to the particular tax consequences of the exchange offer to them.

3.	What is MJ Real Estate Partners LLC ?

MJ Real Estate Partners, LLC is a newly formed Florida limited liability company, established solely for the purpose of the exchange offer and subsequent to the successful completion of the exchange offer will serve as a holding company for the real estate business previously owned by MJ Holdings.

4.	What are the main ways that the relationship between MJRE and MJ will change after the exchange offer is completed?

Following the completion of the exchange offer, MJ will have not financial interest in MJRE or the real estate owned by MJRE.

5.	Will dividends be paid on MJRE common units?

MJRE does not currently pay dividends. After the completion of the exchange offer, and after taking into consideration various factors, including required regulatory approvals, MJRE’s managers intends to consider MJRE’s policy regarding the payment and amount of dividends.

6.	Who may participate in the exchange offer and will it be extended outside the United States?

Any holder of MJ common stock during the exchange offer period, which will be at least 20 business days, may participate in the exchange offer, including directors and officers of MJ and MJRE.

Although MJ will deliver this prospectus to its shareholders to the extent required by U.S. law, and the laws of the state of Nevada, this prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of MJ common stock or MJRE common stock in any jurisdiction in which such offer, sale or exchange is not permitted.

Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. MJ has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange MJ common stock for MJRE common stock outside the United States but may take steps to facilitate such tenders. Therefore, the ability of any non-U.S. person to tender MJ common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

All tendering shareholders must make certain representations in the letter of transmittal, including, in the case of non-U.S. shareholders, as to their status and that an exemption under their home country laws that would allow them to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise is available. MJ will rely on those representations and, unless the exchange offer is terminated, plans to accept shares tendered by persons who properly complete the letter of transmittal and provide any other required documentation on a timely basis and as otherwise described herein.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in MJ common stock or MJRE units that may apply in their home countries. MJ and MJRE cannot provide any assurance about whether such limitations exist.

7.	How many MJRE units will I receive for my shares of MJ common stock accepted in the exchange offer?

You will receive one MJRE unit for each share of MJ common stock you tender in the exchange offer. However it is important to note the following as it relates to the total number of units of MJRE to be outstanding immediately subsequent to the exchange offer and your percentage ownership of MJRE.

The sum of the shares of MJ common stock tendered in the exchange offer will represent 100 percent of the ownership interests in MJRE. The number of shares of MJ common stock you tender will be divided by the total number of shares of MJ common stock tendered in total, by all persons, and this quotient represents your ownership percentage of MJRE.

Whereas x shall equal the total number of shares of MJ common stock tendered in the exchange offer and, whereas y, shall represent the number of shares of MJ common stock you tender in the exchange offer, and; whereas z shall represent your percentage of ownership of MJRE.

z =	y
x

8.	Are there any conditions to MJ’s obligation to complete the exchange offer?

Yes. MJ is not required to complete the exchange offer unless the conditions described under “The Exchange Offer—Conditions to Completion of the Exchange Offer” are satisfied or, where permissible, waived before the expiration of the exchange offer. For example, MJ is not required to complete the exchange offer unless (i) at least 1,500,0000 units of MJRE will be distributed in exchange for shares of 1,500,000 shares of MJ common stock that are tendered in the exchange offer. The minimum number of shares of MJ common stock that must be tendered in order for at least 1,500,000 units of MJRE to be distributed in the exchange offer is referred to as the “minimum amount.” MJ may waive any or all of the conditions to the exchange offer, subject to limited exceptions.

9.	How long will the exchange offer be open?

The period during which you are permitted to tender your shares of MJ common stock in the exchange offer will expire at 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer (currently expected to be January 9, 2017), unless the exchange offer is extended or terminated. MJ may extend the exchange offer in the circumstances described in “The Exchange Offer—Extension; Amendment.”

10.	Under what circumstances can the exchange offer be extended by MJ?

MJ can extend the exchange offer at any time, in its sole discretion, and regardless of whether any condition to the exchange offer has been satisfied or, where permissible, waived.

11.	How do I decide whether to participate in the exchange offer?

Whether you should participate in the exchange offer depends on many factors. You should examine carefully your specific financial position, plans and needs before you decide whether to participate, as well as the relative risks associated with an investment in MJ and MJRE.

In addition, you should consider all of the factors described in “Risk Factors.” None of MJ, MJRE or any of their respective directors or officers or any other person makes any recommendation as to whether you should tender all, some or none of your shares of MJ common stock. You must make your own decision after carefully reading this prospectus, and the documents incorporated by reference, and consulting with your advisors in light of your own particular circumstances. You are strongly encouraged to read this prospectus in its entirety, including any documents referred to or incorporated by reference herein, very carefully.

12.	How do I participate in the exchange offer?

The procedures you must follow to participate in the exchange offer will depend on whether you hold your shares of MJ common stock in certificated form, in uncertificated form registered directly in your name in MJ’s share register (“Direct Registration Shares”), or through a broker, dealer, commercial bank, trust company, custodian or similar institution or otherwise. For specific instructions about how to participate, see “The Exchange Offer—Procedures for Tendering.”

13.	Can I tender only a part of my MJ common stock in the exchange offer?

Yes. You may tender all or some of your MJ common stock. You may also opt not to tender any of your MJ common stock.

14.	Will holders of MJ warrants have the opportunity to exchange their MJ warrants for MJRE warrants in the exchange offer?

No, holders of warrants may not tender the shares underlying such warrants in the exchange offer.

15.	What do I do if I want to retain all of my MJ common stock?

If you want to retain your MJ common stock, you do not need to take any action in connection with the exchange offer.

16.	Will I be able to withdraw the shares of MJ common stock that I tender in the exchange offer?

Yes. You may withdraw shares tendered at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal Rights.” If you change your mind again before the expiration of the exchange offer, you can re-tender your MJ common stock by following the tender procedures again.

17.	How soon will I receive delivery of my MJRE units once I have tendered my MJ common stock?

Assuming the shares of MJ common stock tendered in the exchange offer have been accepted for exchange, the exchange agent will cause shares of MJRE common stock to be credited to you in book-entry form promptly after the expiration of the exchange offer. See “The Exchange Offer—Delivery of MJRE Common Stock; Book-Entry Accounts.”

18.	Will I be taxed on the MJRE units that I receive in the split-off and the pro rata spin-off, if any?

The exchange offer and any additional exchange offers or exchanges for MJ common stock (collectively, with the exchange offer, the “split-off”) and the pro rata spin-off, if any, are intended to qualify for tax-free treatment for U.S. federal income tax purposes. Holders of MJ common stock should consult their own tax advisors as to the particular tax consequences of the spin-off and any pro rata spin-off to them.

Please see the Risk Factors—Risks Related to the Exchange Offer.

19.	Are there any appraisal rights for holders of MJRE units or MJ common stock?

There are no appraisal rights available to MJ shareholders or MJRE stockholders in connection with the exchange offer.

20.	What is the accounting treatment of the exchange offer?

The shares of MJ common stock acquired by MJ in the exchange offer will be recorded as an acquisition of treasury stock at a cost equal to the market value of the shares of MJ common stock accepted in the exchange offer at its expiration. Any difference between the net book value of MJRE attributable to MJ and the market value of the shares of MJ common stock acquired at that date will be recognized as a gain or loss on disposal of discontinued operations net of any direct and incremental expenses of the exchange offer on the disposal of its MJRE common stock on the consolidated financial statements of MJ.

Also, upon completion of the exchange offer, MJRE’s historical results will be shown, in MJ’s financial statements, as discontinued operations, and, assuming the exchange offer is fully subscribed, in subsequent periods, MJ’s financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to MJRE.

21.	What will MJ do with the shares of MJ common stock it acquires in the exchange offer?

MJ common stock acquired by MJ in the exchange offer will be held as treasury stock unless and until retired or used for other purposes.

22.	What is the impact of the exchange offer on the number of MJ shares outstanding?

Any MJ common stock acquired by MJ in the exchange offer will reduce the total number of MJ shares outstanding.

23.	Is MJRE of MJ required to file a registration statement under the Securities Act of 1933 to effect the distribution of MJRE units in the contemplated exchange offer?

We believe that due to the number of persons who own shares in MJNE and the limited market for our common stock, that the contemplated exchange offer can be effected without registration under the Securities Act of 1933 (the “Act”) and that the distribution of the units of MJRE can be effected under section 4(a)(2) of the Act.

24.	Where can I find out more information about MJ and MJRE?

You can find out more information about MJ and MJRE by reading this prospectus and from various sources described in “Incorporation by Reference.”

25.	Whom should I call if I have questions about the exchange offer or want copies of additional documents?

You may ask any questions about the exchange offer or request copies of the exchange offer documents and the other information incorporated by reference in this prospectus, without charge, from MJ at 305-455-1800 or via e-mail at pr@mjholdingsinc.com.

SUMMARY

This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus and the other documents to which it refers to understand the exchange offer. See “Incorporation by Reference.”

The Companies

MJ Holdings, Inc.

4141 NE 2 Ave #204- A

Miami, Florida 33137

305-455-1800

MJ Holdings, a Nevada corporation, owns and is developing certain properties tangential to medical and recreational marijuana; including internet websites and a mobile app in addition to its real estate holdings. The company is focused on the growth, development and expansion of opportunities in the marijuana space, in addition to exploring strategic acquisitions. MJ Holdings does not and will not, until such time as Federal law allows, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America.

MJ Real Estate Partners LLC

4141 NE 2 Ave #204- A

Miami, Florida 33137

305-455-1800

MJ Real Estate Partners, LLC is a newly formed Florida limited liability company, established solely for the purpose of the exchange offer and subsequent to the successful completion of the exchange offer will serve as a holding company for the real estate assets previously owned by MJ Holdings.

Terms of the Exchange Offer

MJ is offering to exchange your MJ shares of common stock, that are validly tendered and not validly withdrawn, with membership interests in a newly formed limited liability company (MJRE) which will assume sole legal liability for the Senior Notes, and will own all of the real estate assets, leases cash-flows and obligations on said real estate assets which MJ owns directly and or through subsidiaries and or holding companies, at an exchange ratio of one share of common stock for one common unit, representing one membership interest in MJRE. You may tender all, some or none of your shares of MJ common stock.

Shares of MJ common stock validly tendered and not validly withdrawn will be accepted for exchange, on the terms and conditions of the exchange offer and subject to the limits described below. Shares not accepted for exchange will be returned to the tendering shareholder promptly following the expiration or termination of the exchange offer, as applicable.

Extension; Amendment; Termination

The exchange offer, and your withdrawal rights, will expire at 12:00 midnight, New York City time, at the end of the day on January 9, 2017, unless the exchange offer is extended or terminated. You must tender your shares of MJ common stock before this time if you want to participate in the exchange offer. MJ may extend, amend or terminate the exchange offer as described in this prospectus.

Conditions to Completion of the Exchange Offer

MJ is not required to complete the exchange offer unless various conditions are satisfied or, where permissible, waived, before the expiration of the exchange offer, including that (i) at least 1,500,000 units of MJRE will be distributed in exchange for shares of MJ common stock that are tendered in the exchange offer. The minimum number of shares of MJ common stock that must be tendered in order for at least 1,500,000 units of MJRE to be distributed in the exchange offer is referred to as the “minimum amount.” MJ may waive any or all of the conditions to the exchange offer, subject to limited exceptions. See “The Exchange Offer—Conditions to Completion of the Exchange Offer.”

Procedures for Tendering

The procedures you must follow to participate in the exchange offer will depend on how you hold your shares of MJ common stock. For you to validly tender your shares of MJ common stock pursuant to the exchange offer, before the expiration of the exchange offer, you will need to take the following steps:

•	If you hold certificates for shares of MJ common stock, you must deliver to the exchange agent at the appropriate address listed on the letter of transmittal, a properly completed and duly executed letter of transmittal, together with any required signature guarantees and any other required documents, and the certificates representing the shares of MJ common stock tendered;

•	If you hold Direct Registration Shares, you must deliver to the exchange agent at the appropriate address listed in the letter of transmittal a properly completed and duly executed letter of transmittal, together with any required signature guarantees and any other required documents. Because certificates are not issued for Direct Registration Shares, you do not need to deliver any certificates representing those shares to the exchange agent;

•	If you hold shares of MJ common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should receive instructions from that institution on how to participate in the exchange offer. In this situation, do not complete the letter of transmittal. Please contact the institution through which you hold your shares directly if you have not yet received instructions. Some financial institutions may effect tenders by book-entry transfer through The Depository Trust Company (“DTC”); and

•	If you wish to tender your shares of MJ common stock that are in certificated form but the share certificates are not immediately available, time will not permit shares or other required documentation to reach the exchange agent before the expiration date of the exchange offer (currently expected to be January 9, 2017) or the procedure for book-entry transfer cannot be completed on a timely basis, you must follow the procedures for guaranteed delivery described under “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Delivery of Shares of MJRE

Assuming the shares of MJ common stock tendered in the exchange offer have been accepted for exchange, the exchange agent will cause units of MJRE to be credited in book-entry form to direct registered accounts maintained by MJRE’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders) promptly after the expiration of the exchange offer. Certificates representing shares of MJRE common stock will not be issued pursuant to the exchange offer.

Withdrawal Rights

You may withdraw your tendered shares of MJ common stock at any time before the expiration of the exchange offer (currently expected to be January 9, 2017). If you change your mind again before the expiration of the exchange offer, you may re-tender your shares of MJ common stock by again following the exchange offer procedures.

In order to withdraw your shares, you must provide a written notice or facsimile transmission notice of withdrawal to the exchange agent. The information that must be included in that notice is specified under “The Exchange Offer—Withdrawal Rights.”

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult with that institution on the procedures with which you must comply and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent.

No Appraisal Rights

No appraisal rights are available to MJ shareholders in connection with the exchange offer.

Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions

Although MJ will deliver this prospectus to its shareholders to the extent required by U.S. law, this prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of MJ common stock or MJRE common stock in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. MJ has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange MJ common stock or MJRE shares outside the United States but may take steps to facilitate such tenders. See “The Exchange Offer—Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions.” Therefore, the ability of any non-U.S. person to tender MJ common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

All tendering shareholders must make certain representations in the letter of transmittal, including, in the case of non-U.S. shareholders, as to their status and that an exemption under their home country laws that would allow them to participate without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise is available. MJ will rely on those representations and, unless the exchange offer is terminated, plans to accept shares tendered by persons who properly complete the letter of transmittal and provide any other required documentation on a timely basis and as otherwise described herein.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in MJ common stock or MJRE shares that may apply in their home countries. MJ and MJRE cannot provide any assurance about whether such limitations may exist. See “The Exchange Offer—Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions” for additional information about limitations on the exchange offer outside the United States.

Risk Factors

In deciding whether to tender your shares of MJ common stock, you should carefully consider in their entirety the matters described in “Risk Factors,” as well as other information included in this prospectus and the other documents incorporated by reference herein.

Material U.S. Federal Income Tax Consequences

The split-off is intended to qualify for tax-free treatment for U.S. federal income tax purposes. Holders of MJ common stock should consult their own tax advisors as to the particular tax consequences of the split-off to them.

Please see Risk Factors—Risks Related to the Exchange Offer.

Accounting Treatment of the Exchange Offer

The shares of MJ common stock acquired by MJ in the exchange offer will be recorded as an acquisition of treasury stock at a cost equal to the market value of the shares of MJ common stock accepted in the exchange offer at its expiration. Any difference between the net book value of MJRE attributable to MJ and the market value of the shares of MJ common stock acquired at that date will be recognized as a gain or loss on disposal of discontinued operations net of any direct and incremental expenses of the exchange offer on the disposal of its MJRE common stock on the consolidated financial statements of MJ.

Upon completion of the exchange offer, MJRE’s historical results will be shown, in MJ’s financial statements, as discontinued operations, and, assuming the exchange offer is fully subscribed, in subsequent periods, MJ’s financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to MJRE.

Comparison of Shareholder and Stockholder Rights

MJ is organized under the laws of the State of Nevada while MJRE is organized under the laws of the State of Florida. Differences in the rights of a shareholder of MJ from those of a member of MJRE arise principally from provisions of the constitutive documents of each of MJ and MJRE. See “Comparison of Shareholder and Stockholder Rights.”

The Exchange Agent

The exchange agent for the exchange offer is Island Stock Transfer.

RISK FACTORS

In determining whether or not to tender your shares of MJ common stock in the exchange offer, you should consider carefully all of the information about MJ and MJRE included or incorporated by reference in this prospectus, as well as the information about the terms and conditions of the exchange offer. None of MJ, MJRE or any of their respective directors or officers or any other person makes any recommendation as to whether you should tender all, some or none of your shares of MJ common stock. You must make your own decision after reading this prospectus and consulting with your advisors.

Investing in MJRE’s units involves risks. You should carefully consider the risk factors described below and in Part I, Item 1A, “Risk Factors.” in MJ’s Annual Report on Form 10-K for the year ended December 31, 2015, and MJ’s other respective reports filed from time to time with the SEC, which are incorporated by reference in this prospectus. The occurrence of the events described herein and therein could have a material adverse effect on MJRE’s businesses, prospects, financial condition, results of operations and/or cash flows. Some of these risk factors relate principally to MJRE’s business. Other factors relate principally to your investment in MJRE’s units. Before making any investment decision, you should carefully consider these risks.

In addition, other unknown or unpredictable economic, business, competitive, regulatory, geopolitical or other factors could have material adverse effects on MJRE’s or MJ’s businesses, prospects, financial condition, results of operations and/or cash flows. Please read “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to MJRE’s Units

MJRE will be a privately held company; it will not be listed and will not file periodic reports with the Securities and Exchange Commission. You will not be able to sell your shares in MJRE to other persons through broker-dealer sales, as you may have done with MJ common stock.

MJRE will be a privately held limited liability company, as opposed to MJ’s shares of common stock which were publicly held and listed on the OTC markets under ticker symbol MJNE. There will be no ticker symbol for MJRE and MJRE will not file periodic reports with the U.S. Securities and Exchange Commission, nor will it be required to provide any disclosure to its members. There will be little to no ability to sell your MJRE shares and if you wish to do so, you will need to do so in a private transaction with a buyer that you, yourself identify. MJRE has no obligation to provide you or any prospective buyer of MJRE shares information related to its business, financial statements, or operating results. Moreover, except as otherwise provided in the MJRE operating agreement, MJRE members will not have a vote or involvement in managing the business of MJRE.

MJRE will be organized as a Limited liability company and it’s operating agreement will govern the rights of holders of interests in MJRE.

MJRE unlike, MJ will be organized as a Florida limited liability company, and as such, shareholders of MJRE, also called members, will have no control or vote as it relates to corporate governance matters of MJRE.

Risks Related to the Exchange Offer

Your investment will be subject to different risks after the exchange offer regardless of whether you elect to participate in the exchange offer.

Your investment will be subject to different risks as a result of the exchange offer, regardless of whether you tender all, some or none of your shares of MJ common stock.

•	If you exchange all of your shares of MJ common stock, then you will no longer have an ownership interest in MJ, but instead will directly own only an interest in MJRE. As a result, your investment will be subject exclusively to risks associated with MJRE and not risks associated solely with MJ.

•	If you exchange some, but not all, of your shares of MJ common stock, the number of shares of MJ common stock you own will decrease (unless you otherwise acquire shares of MJ common stock), while the number of shares of MJRE you own will increase. As a result, your investment will continue to be subject to risks associated with both MJ and MJRE.

•	If you do not exchange any of your shares of MJ common stock then your ownership interest in MJ will increase on a percentage basis, while your indirect ownership in MJ’s real estate holdings will be eliminated. As a result, your investment will be subject exclusively to risks associated with MJ and not risks associated with MJRE because MJ will no longer have an ownership interest in MJRE (assuming the completion of the exchange offer).

Regardless of whether you tender your shares of MJ common stock, the shares you hold after the completion of the exchange offer will reflect a different investment from the investment you previously held.

Following the completion of the exchange offer, shares of MJ common stock may fluctuate and may decline.

The common stock price history for shares of MJ may not provide investors with a meaningful basis for evaluating an investment in the company’s common stock.

Market prices for shares of MJ common stock may be impacted by the exchange offer.

Investors may purchase shares of MJ common stock in order to participate in the exchange offer, which may have the effect of raising market prices for shares of MJ common stock during the pendency of the exchange offer. Following the completion of the exchange offer, the market prices for shares of MJ common stock may decline because any exchange offer-related demand for shares of MJ common stock will cease. In addition, following the completion of the exchange offer, the market prices for shares of MJ common stock may decline because MJ will no longer have any equity in the real estate assets or revenue streams derived from the real estate which will be owned by MJRE.

The split-off transactions could result in significant tax liability.

The split-off is believed to be tax-free to MJ and its shareholders under Section 355 of the Code. If the split-off and any pro rata spin-off were determined not to qualify for non-recognition of gain and loss under Section 355 of the Code, each MJ shareholder who receives shares of MJRE in the split-off would generally be treated as recognizing taxable gain or loss equal to the difference between the fair market value of the shares of MJRE received by the shareholder and its tax basis in the shares of MJ common stock exchanged therefore, or, in certain circumstances, as receiving a taxable distribution equal to the fair market value of the shares of MJRE received by the shareholder.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements. Forward-looking statements reflect MJRE’s and MJ’s, as the case may be, current views with respect to, among other things, future events and performance. Forward-looking statements are generally identified by using words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “should,” “can have,” “likely” or the negative version of these words or comparable words or by using future dates in connection with any discussion of future performance, actions or events. Forward-looking statements are not guarantees of future performance, actions or events.

In particular, forward-looking statements include statements relating to: the split-off and their respective expected benefits; the price of MJ common stock may fluctuate substantially during and after the exchange offer period, and you could lose all or part of your investment in MJ and or MJRE as a result; the exchange offer and related transactions may result in a substantial amount of outstanding MJ common stock, which may affect the market price of MJ common stock; investments will be subject to different risks after the exchange offer; following the completion of the exchange offer, shares of MJ common stock may fluctuate and there will be no market for MJRE shares; the split-off could result in significant tax liability; and the split-off may be taxable for U.S. federal income tax purposes.

These matters involve risks and uncertainties as discussed in MJ’s periodic reports on Form 10-K and Form 10-Q, and their current reports on Form 8-K, filed with the SEC, as well as those issues and uncertainties described elsewhere in this prospectus, including in “Risk Factors.” Many factors could cause actual results to differ materially from MJ’s or MJRE’s forward-looking statements. These risks and uncertainties include those set forth under “Risk Factors.” However, there may also be other risks that MJ and MJRE are unable to predict at this time. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. You should not put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date on which they are made.

MJ and MJRE undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the above to be a complete discussion of all potential risks or uncertainties. For additional information regarding risks and uncertainties faced by MJ and MJRE, please read “Risk Factors” and “Incorporation by Reference.”

THE TRANSACTION

Background of the Exchange Offer

On February 10, 2014 MJ Holdings, formerly Securitas Edgar Filings, changed its business operations and management. The company developed and began executing a strategy to acquire and lease real estate to licensed operators in the cannabis space.

Private Placement

On April 9, 2014, MJ closed on the sale of 1,615,000 shares of its common stock, par value $.001 per share (“common stock,”) for an aggregate of $1,615,000. The purchase price for each share of common stock was $1.00

The shares were issued pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder (“Regulation D”) since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Offers and sales were made solely to persons qualifying as “accredited investors” (as such term is defined by Rule 501 of Regulation D).

Real Estate Acquisitions

On June 19, 2014, 5353 Joliet LLC, a wholly-owned subsidiary of MJ Holdings, Inc., (each individually and together referred to as “MJ Holdings”) acquired 5353 Joliet Street, Denver, Colorado for $2.214 million, exclusive of closing costs. MJ funded the acquisition with $414,000.00, cash which MJ Holdings had on hand and proceeds from the issuance of a secured promissory note in the amount of $1.8 million. The $1.8 million was provided pursuant to a promissory note (“Note”) and Loan and Security Agreement with Chemtov Mortgage Group, (“CMG”) an unaffiliated entity, wholly owned, by our co-CEO, Shawn Chemtov.

On September 24, 2014, MJ Havana LLC, a wholly-owned subsidiary of MJ Holdings, Inc. (each individually and together referred to as “MJ Holdings”) acquired the property located at 503 Havana Street in Aurora, Colorado (the “Property”) for $756,000, exclusive of closing costs. MJ funded the acquisition with cash it had on hand.

On May 4, 2015, MJ Sheridan LLC, a wholly-owned subsidiary of MJ Holdings, Inc. (each individually and together referred to as “MJ Holdings”) acquired the property located at 1126 South Sheridan Boulevard City and County of Denver, Colorado 80232 (the “Property”) for $771,750, exclusive of closing costs. MJ funded the acquisition through the issuance of a promissory note (“Note”) in the amount of $925,000.00 of which $771,750.00 was used to purchase the Property and for closing costs, the balance of the funds will be used by Company as working capital. The Note bears interest at 10% per annum and matures on June 1. 2017. MJ Holdings, collateralized the Note with its ownership interest in the Property and it’s property located at 503 Havana Street in Aurora, Colorado.

Properties and Rental Income

Property	Year Built / (Renovated)	Zoning	Date of Purchase	Building Square Feet	Land Area	Lease Expiration Date	Monthly Rental Income(1)
5353 Joliet Street Denver, Colorado	1980 / (2014)	Industrial	6/19/2014	22,144	1.41 acres	8/31/2021	$30,233
503 Havana Street Aurora, Colorado	1967 / (2007)	Retail	9/24/2014	1,255	0.54 acres	9/30/2024	13,914
1126 S. Sheridan Blvd Denver, Colorado	1973 / (2015)	Retail	5/4/2015	3,828	0.41 acres	4/30/2025	$12,359
							$56,506

(1) Monthly rental income is straight-line rental income over the lease term, including the reimbursement of certain operating expenses, in effect as of September 30, 2016

Senior Notes

MJ issued a total of $2,725,000 principal amount of secured senior notes with various maturities. The net proceeds from this issuance were used to acquire certain real estate assets (“the Senior Notes,”) see above “Real Estate Acquisitions.” MJRE will assume sole legal responsibility of the Senior Notes.

Other Liabilities

Additional liabilities held by MJ which will be assumed by MJRE in connection with the split-off transaction are $70,168 in security deposits and $114,375 in other liabilities as of September 30, 2016.

Cash & other Assets

As of September 30, 2016, MJ had $421,760 in cash. In connection with the exchange offer, MJRE will not receive any of the cash balances, computer equipment and or software held by MJ. MJ will retain these assets as it continues its current operations, seeks to identify new business opportunities and or for general working capital.

Steps Undertaken in connection with the Exchange Offer

Immediately prior to the consummation of the exchange offer, MJ and certain of its subsidiaries, will form the entity MJRE and will transfer its ownership in the property and its subsidiaries, through which, MJ holds ownership to the real estate assets to MJRE. in order to facilitate consummation of the exchange offer. MJRE will also assume the senior notes and any and all obligations thereunder.

MJ will solicit and receive releases from any and all corporate guarantees by holders of the Senior notes, which are in force and which MJ made in connection with the Senior Notes.

Reasons for the Exchange Offer

The revenues MJ collects, related to its real state assets, are derived by tenants whose business is illegal under federal law. As MJ seeks to explore additional business opportunities, MJ management believes it is necessary to divest itself of these assets. Separation will allow MJRE to operate as a stand-alone company and pursue a long-term strategy that is focused only on its own business objectives.

Neither MJ nor MJRE can assure that, following the exchange offer, any of these benefits will be realized to the extent anticipated or at all.

The following factors were considered by MJ in making the determination to complete the separation by means of the exchange offer:

•	The exchange offer presents an opportunity for MJ to repurchase a large number of outstanding shares of MJ common stock at one time, and in one transaction, without reducing overall cash and financial flexibility.

•	The exchange offer is a tax-efficient way for MJ to divest its interest in MJRE.

•	The exchange offer is expected to present shareholders, specifically those who purchased shares in MJ’s private placement, to tender shares of MJ common stock an opportunity to divest itself of its interest in MJ that are beyond the scope and purpose of their initial investment, which was to invest in a real estate holding company.

•	The exchange offer will cause MJ to incur certain incremental expenses relating to the exchange offer.

Effects of the Exchange Offer

Upon the completion of the exchange offer, MJ’s real estate related historical results will be shown in MJ’s financial statements as discontinued operations, and in subsequent periods, MJ’s financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to MJRE.

Holders of MJ common stock will be affected by the exchange offer as follows:

•	Holders who exchange all of their shares of MJ common stock will no longer have any ownership interest in MJ but will instead directly own only an interest in MJRE. As a result, their investment will be subject exclusively to risks associated with MJRE and not risks associated solely with MJ.

•	Holders who exchange some, but not all, of their shares of MJ common stock, will own fewer shares of MJ common stock and more shares of MJRE than prior to the exchange offer, unless they otherwise acquire MJ common stock. As a result, their investment will continue to be subject to risks associated with both MJ and MJRE, though such holders may be subject to these risks to a different degree than prior to the exchange offer.

•	Holders who do not exchange any of their shares of MJ common stock in the exchange offer will have an increased ownership interest in MJ, on a percentage basis, and will have no indirect ownership interest in MJRE. As a result, their investment will be subject exclusively to risks associated with MJ and not risks associated with MJRE because MJ will no longer have an investment in MJRE.

MJRE’s Equity Capitalization

Prior to the split-off, there are no issued and outstanding shares of MJRE. The holders of MJ common stock, who exchange their MJ shares for membership interests in MJRE will comprise all of the members in MJRE and all of the outstanding membership interests of MJRE.

No Appraisal Rights

No appraisal rights are available to MJ shareholders in connection with the exchange offer.

Regulatory Approval of Certain Acquisitions of MJRE Common Shares

MJ does not believe that any other material U.S. federal or state regulatory filings or approvals will be necessary to consummate the exchange offer. Moreover MJ is a voluntary filer, under U.S. Securities and Exchange rules and as a result it is not subject to Securities Exchange Act of 1934 filings and approvals prior to consummating the exchange offer.

Accounting Treatment

For information regarding the pro forma effects of the exchange offer and related events, see “MJ Unaudited Pro Forma Condensed Consolidated Financial Statements.”

Tax Treatment

See “Material U.S. Federal Income Tax Consequences” for a discussion of the tax treatment of the split-off and any pro rata spin-off.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General

The sum of the shares of MJ common stock tendered in the exchange offer will represent 100 percent of the ownership interests in MJRE. The number of shares of MJ common stock you tender will be divided by the total number of shares of MJ common stock tendered in total, by all persons, and this quotient represents your ownership percentage of MJRE.

Whereas x shall equal the total number of shares of MJ common stock tendered in the exchange offer and, whereas y, shall represent the number of shares of MJ common stock you tender in the exchange offer, and; whereas z shall represent your percentage of ownership of MJRE.

z =	y
x

For purposes of the exchange offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m., New York City time, through 12:00 midnight, New York City time.

This prospectus and related documents are being sent to:

•	persons who directly held shares of MJ common stock on October 25, 2016;

•	brokers, banks and similar persons whose names or the names of whose nominees appear on MJ’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of shares of MJ common stock.

Exchange of Shares of MJ Common Stock

Upon the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of the extension or amendment), MJ will accept for exchange, and will exchange, shares of MJRE for shares of MJ common stock validly tendered, and not validly withdrawn, prior to the expiration of the exchange offer, promptly after the expiration date of the exchange offer (currently expected to be January 9, 2017).

The exchange of shares of MJ common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

(a)	(i) share certificates representing all tendered shares of MJ common stock (other than Direct Registration Shares),

in proper form for transfer or (ii) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of MJ common stock in the exchange agent’s account at DTC, in each case pursuant to the procedures set forth in the section below entitled “—Procedures for Tendering;”

(b)	the letter of transmittal for shares of MJ common stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message; and

(c)	any other required documents.

For purposes of the exchange offer, MJ will be deemed to have accepted for exchange, and thereby exchanged, shares of MJ common stock validly tendered and not validly withdrawn if and when MJ notifies the exchange agent of its acceptance of the tenders of those shares of MJ common stock pursuant to the exchange offer.

Upon consummation of the exchange offer, MJ will irrevocably deliver to the exchange agent instructions to exchange the certificates of the tendered shares of MJ and to issue to those shareholders whose shares of MJ common stock are being accepted for exchange in the exchange offer, shares representing membership interests in MJRE

Return of Shares of MJ Common Stock

If shares of MJ common stock are delivered and not accepted due to a partial tender, (i) certificated shares of MJ common stock that were delivered will be returned in uncertificated book-entry form to be credited in book-entry form in a direct registration account in the name of the applicable holder maintained by MJ’s transfer agent, (ii) direct registration account shares of MJ common stock that were delivered will be credited back to the applicable account in book-entry form and (iii) shares of MJ common stock held through DTC will be credited back through DTC in book-entry form.

If you validly withdraw your shares of MJ common stock or the exchange offer is not completed, (i) certificated shares of MJ common stock that were delivered will be returned, (ii) direct registration account shares of MJ common stock that were delivered will be credited back to the applicable account in book-entry form and (iii) shares of MJ common stock held through DTC will be credited back through DTC in book-entry form.

Procedures for Tendering

Shares Held in Certificated Form. If you hold certificates representing shares of MJ common stock, you must deliver to the exchange agent at an address listed on the letter of transmittal a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents, and the certificates representing the shares of MJ common stock tendered.

Shares Held in Book-Entry Direct Registration System. If you hold Direct Registration Shares of MJ common stock, you must deliver to the exchange agent at an address listed on the letter of transmittal a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents. Since certificates are not issued for Direct Registration Shares, you do not need to deliver any certificates representing those shares to the exchange agent.

Shares Held Through a Broker, Dealer, Commercial Bank, Trust Company, Custodian or Similar Institution. If you hold shares of MJ common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should follow the instructions sent to you separately by that institution. In this case, you should not use a letter of transmittal to direct the tender of your shares of MJ common stock. If that institution holds shares of MJ common stock through DTC, it must notify DTC and cause it to transfer the shares into the exchange agent’s account in accordance with DTC’s procedures. The institution must also ensure that the exchange agent receives an agent’s message from DTC confirming the book-entry transfer of your shares of MJ common stock. A tender by book-entry transfer will be completed upon receipt by the exchange agent of an agent’s message, confirmation of a book-entry transfer into the exchange agent’s account at DTC and any other required documents.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of MJ common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal (including the instructions thereto) and that MJ may enforce that agreement against the participant.

The exchange agent will establish an account at DTC with respect to the shares of MJ common stock for purposes of the exchange offer, and any eligible institution that is a participant in DTC may make book-entry delivery of shares of MJ common stock by causing DTC to transfer such shares into the exchange agent’s account at DTC in accordance with DTC’s procedure for the transfer. Delivery of documents to DTC does not constitute delivery to the exchange agent.

General Instructions. Do not send letters of transmittal and certificates representing shares of MJ common stock to MJ or the information agent. Letters of transmittal for shares of MJ common stock and certificates representing shares of MJ common stock should be sent to the exchange agent at an address listed on the letter of transmittal. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity who sign a letter of transmittal or any certificates or stock powers must indicate the capacity in which they are signing and must submit evidence of their power to act in that capacity unless waived by MJ.

Whether you tender certificated shares of MJ common stock by delivery of certificates or uncertificated Direct Registration Shares, the exchange agent must receive the letter of transmittal and any certificates representing your shares of MJ common stock at the appropriate address set forth in the letter of transmittal prior to the expiration of the exchange offer. Note that for Direct Registration Shares, you do not need to deliver any certificates representing those shares because certificates are not issued for such shares. In the case of a book-entry transfer of shares of MJ common stock through DTC, the exchange agent must receive the agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC prior to the expiration date of the exchange offer (currently expected to be January 9, 2017).

Letters of transmittal for shares of MJ common stock and certificates representing shares of MJ common stock must be received by the exchange agent. Please read carefully the instructions to the letter of transmittal you have been sent. You should contact the information agent if you have any questions regarding tendering your shares of MJ common stock.

Signature Guarantees. Signatures on all letters of transmittal for shares of MJ common stock must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which shares of MJ common stock are tendered either (1) by a registered shareholder (which term, for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of shares of MJ common stock) who has not completed the “Special Transfer Instructions” enclosed with the letter of transmittal or (2) for the account of a U.S. eligible institution.

If the certificates representing shares of MJ common stock or Direct Registration Shares are registered in the name of a person other than the person who signs the letter of transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates or as reflected on the letter of transmittal accompanying the tender of Direct Registration Shares without alteration, enlargement or any change whatsoever, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

Guaranteed Delivery Procedures. If you wish to tender shares of MJ common stock pursuant to the exchange offer but (1) your certificates are not immediately available, (2) the procedure for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the exchange agent on or before the expiration date of the exchange offer, you may still tender your shares of MJ common stock, so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•	on or before the expiration date of the exchange offer (currently expected to be January 9, 2017), the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by MJ, in the manner provided below; and

•	within three NYSE trading days after the date of execution of such notice of guaranteed delivery, the exchange agent must receive (1)(A) share certificates representing all tendered shares of MJ common stock (other than Direct Registration Shares), in proper form for transfer or (B) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of MJ common stock in the exchange agent’s account at DTC, (2) a letter of transmittal for shares of MJ common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message and (3) any other required documents.

Registered shareholders (including any participant in DTC whose name appears on a security position listing of DTC as the owner of shares of MJ common stock) may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the exchange agent. If you hold shares of MJ common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any notice of guaranteed delivery on your behalf. You must, in all cases, obtain a Medallion guarantee, in the form set forth in the notice of guaranteed delivery.

Effect of Tenders. A tender of shares of MJ common stock pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the exchange offer as well as your representation and warranty to MJ that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of MJ common stock or other securities issued or issuable in respect of such shares); (2) when the same are accepted for exchange, MJ will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; (3) you have a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act as further explained below; (4) your participation in the exchange offer and tender of such shares complied with Rule 14e-4 and the applicable laws of both the jurisdiction where you received the materials relating to the exchange offer and the jurisdiction from which the tender is being made; and (5) for non-U.S. persons: you acknowledge that MJ has advised you that it has not taken any action under the laws of any country outside the United States to facilitate a private placement and or public offer, as applicable, to exchange MJ common stock or MJRE securities in that country; that there may be restrictions that apply in other countries, including with respect to transactions in MJ common stock or MJRE securities in your home country; that, if you are located outside the United States, your ability to tender MJ common stock in the exchange offer will depend on whether there is an exemption available under the laws of your home country that would permit you to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise; that your participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which you are resident or from which you are tendering your shares and in a manner that will not require MJ or MJRE to take any action to facilitate a public offering or private placement, as applicable in that country or otherwise; and that MJ will rely on your representations concerning the legality of your participation in the exchange offer in determining to accept any shares that you are tendering for exchange.

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender shares of MJ common stock for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of MJ common stock tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the shares of MJ common stock tendered and such person will acquire such shares for tender by conversion, exchange or exercise; and (2) will cause such shares to be delivered in accordance with the terms of this prospectus. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The exchange of shares of MJ common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (a)(i) share certificates representing all tendered shares of MJ common stock (other than Direct Registration Shares), in proper form for transfer or (ii) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of MJ common stock in the exchange agent’s account at DTC; (b) a letter of transmittal for shares of MJ common stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message; and (c) any other required documents.

Appointment of Attorneys-in-Fact and Proxies. By executing a letter of transmittal as set forth above, you irrevocably appoint MJ’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of MJ common stock tendered and accepted for exchange by MJ and with respect to any and all other shares of MJ common stock and other securities issued or issuable in respect of the shares of MJ common stock on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that MJ deposits the shares of MJRE for the shares of MJ common stock that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered shares of MJ common stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). MJ’s designees will, with respect to the shares of MJ common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper. MJ reserves the right to require that, in order for shares of MJ common stock to be deemed validly tendered, immediately upon MJ’s acceptance for exchange of those shares of MJ common stock, MJ must be able to exercise full voting rights with respect to such shares.

Determination of Validity. MJ will determine questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of MJ common stock, in MJ’s sole discretion, provided that MJ may delegate such power in whole or in part to the exchange agent. MJ reserves the absolute right to reject any and all tenders of shares of MJ common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. MJ also reserves the absolute right to waive any of the conditions of the exchange offer (other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for MJRE shares to be distributed in the exchange offer), or any defect or irregularity in the tender of any shares of MJ common stock. No tender of shares of MJ common stock is valid until all defects and irregularities in tenders of shares of MJ common stock have been cured or waived. None of MJ, MJRE, the exchange agent, the information agent or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of MJ common stock or will incur any liability for failure to give any such notification. MJ’s determinations and interpretations of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) may be challenged in a court of competent jurisdiction.

Binding Agreement. The tender of shares of MJ common stock pursuant to any of the procedures described above, together with MJ’s acceptance for exchange of such shares pursuant to the procedures described above, will constitute a binding agreement between MJ and you upon the terms of and subject to the conditions to the exchange offer.

The method of delivery of share certificates of shares of MJ common stock and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Partial Tenders

If you tender fewer than all the shares of MJ common stock evidenced by any share certificate you deliver to the exchange agent, then you must check the box labeled “Partial Tender” and fill in the number of shares that you are tendering in the space provided on the first page of the letter of transmittal filed as an exhibit to the registration statement of which this prospectus forms a part. In those cases, promptly after the expiration of the exchange offer (currently expected to be January 9, 2017), the exchange agent will credit the remainder of the shares of MJ common stock that were evidenced by the certificate(s) but not tendered to a Direct Registration Share account in the name of the registered holder maintained by MJ’s transfer agent, unless otherwise provided in “Special Transfer Instructions” or “Special Delivery Instructions” enclosed with the letter of transmittal. Unless you indicate otherwise in your letter of transmittal, all MJ common stock represented by share certificates you deliver to the exchange agent will be deemed to have been tendered. No share certificates are expected to be delivered to you, including in respect of any shares delivered to the exchange agent that were previously in certificated form.

Lost or Destroyed Certificates

If your certificate(s) representing shares of MJ common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, you will need to provide the information required under the section entitled “Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity” included in the letter of transmittal. You will also need to pay a premium and service fee as calculated in the letter of transmittal to support the purchase of the blanket bond for your lost shares of MJ common stock. Upon receipt of the completed applicable letter of transmittal (appropriately notarized) with the required information, the surety bond payment and the service fee, your shares of MJ common stock will be included in the exchange offer, subject to acceptance by MJ.

Withdrawal Rights

Shares of MJ common stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer (currently expected to be January 9, 2017) and, unless MJ has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once MJ accepts shares of MJ common stock pursuant to the exchange offer, your tender is irrevocable.

For a withdrawal of shares of MJ common stock to be effective, the exchange agent must receive from you a written notice of withdrawal or facsimile transmission of notice of withdrawal, in the form of the notice of withdrawal provided by MJ, at one of its addresses or fax numbers, respectively, set forth on the back cover of this prospectus, and your notice must include your name and the number of shares of MJ common stock to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the shares of MJ common stock must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. If shares of MJ common stock have been tendered pursuant to the procedures for book-entry tender through DTC discussed in the section entitled “—Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with the procedures of DTC.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the exchange agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent.

MJ will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion. MJ may delegate such power in whole or in part to the exchange agent. None of MJ, MJRE, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any such determinations may be challenged in a court of competent jurisdiction.

Any shares of MJ common stock validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of MJ common stock by following one of the procedures discussed in the section entitled “—Procedures for Tendering” at any time prior to the expiration of the exchange offer (or pursuant to the instructions sent to you separately).

Except for the withdrawal rights described above, any tender made under the exchange offer is irrevocable.

Delivery of MJRE Common Stock; Book-Entry Accounts

Physical certificates representing shares of MJRE membership interests will not be issued pursuant to the exchange offer. Rather than issuing physical certificates for such shares to tendering shareholders, the exchange agent will cause shares of MJRE shares to be credited in book-entry form to direct registered accounts maintained by MJRE’s transfer agent for the benefit of the respective holders. Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from MJRE’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.

With respect to any shares tendered through DTC, a shareholder may request that shares not exchanged be credited to a different account maintained at DTC by providing the appropriate instructions pursuant to DTC’s applicable procedures. If no such instructions are given, all such shares of MJ common stock not accepted will be returned by crediting the same account at DTC as the account from which such shares of MJ common stock were delivered.

Extension; Amendment

Extension or Amendment by MJ

MJ expressly reserves the right, in its sole discretion, for any reason, to extend the period of time during which the exchange offer is open and thereby delay acceptance for exchange of, and the exchange for, any shares of MJ common stock validly tendered and not validly withdrawn in the exchange offer. For example, the exchange offer can be extended if any of the conditions to completion of the exchange offer described in the next section entitled “—Conditions to Completion of the Exchange Offer” are not satisfied or, where permissible, waived prior to the expiration of the exchange offer.

MJ expressly reserves the right, in its sole discretion, to amend the terms of the exchange offer in any respect prior to the expiration date of the exchange offer (currently expected to be January 9, 2017).

If MJ materially changes the terms of or information concerning the exchange offer, it will extend the exchange offer to the extent required by applicable law. Generally speaking, an offer must remain open under SEC rules for a minimum of five business days from the date that notice of the material change is first given. The length of time will depend on the particular facts and circumstances giving rise to the extension.

As required by applicable law, the exchange offer will be extended so that it remains open for a minimum of ten business days following the applicable announcement if:

•	MJ changes the method for calculating the number of shares of MJRE offered in exchange for each share of MJ common stock; and

•	the exchange offer is scheduled to expire within ten business days of announcing any such change.

If MJ extends the exchange offer, is delayed in accepting for exchange any shares of MJ common stock or is unable to accept for exchange any shares of MJ common stock under the exchange offer for any reason, then, without affecting MJ’s rights under the exchange offer, the exchange agent may retain on MJ’s behalf all shares of MJ common stock tendered. These shares of MJ common stock may not be withdrawn except as provided in the section entitled “—Withdrawal Rights.”

MJ’s reservation of the right to delay acceptance of any shares of MJ common stock is subject to applicable law, which requires that MJ pay the consideration offered or return the shares of MJ common stock deposited promptly after the termination or withdrawal of the exchange offer.

MJ will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date of the exchange offer.

Method of Public Announcement. Subject to applicable law (including Rules 13e-4(d), 13e-4(e)(3) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the exchange offer be promptly disclosed to stockholders in a manner reasonably designed to inform them of the change) and without limiting the manner in which MJ may choose to make any public announcement, MJ assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than through public filings to the U.S. Securities and Exchange Commission.

Conditions to Completion of the Exchange Offer

MJ will not be required to complete the exchange offer and may terminate the exchange offer unless at least 1,500,000 shares of MJRE representing membership interests would be distributed in exchange for shares of MJ common stock that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. This number of shares of MJRE represents 10.6% of the outstanding shares of MJ as of November 22, 2016. MJ may waive any or all of the conditions to the exchange offer.

Fees and Expenses

MJ has retained Island Stock Transfer to act as the exchange agent in connection with the exchange offer who will receive reasonable compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and may be indemnified against specified liabilities in connection with their services, including liabilities under the federal securities laws.

Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions

Although MJ will deliver this prospectus to its shareholders to the extent required by U.S. law, this prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of MJ common stock or MJRE securities in any jurisdiction in which such offer, sale or exchange is not permitted.

Despite the fact that we believe that the exchange offer can be made under an exemption from registration under the Securities Act of 1933, it is important to note that countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. MJ has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange MJ common stock or MJRE securities outside the United States but may take steps to facilitate such tenders. Therefore, the ability of any non-U.S. person to tender MJ common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

All tendering holders must make certain representations in the letter of transmittal, including (in the case of non-U.S. holders) as to their status and that an exemption under their home country laws that would allow them to participate in the exchange offer without the need for MJ or MJRE to take any action to facilitate a public offering in that country or otherwise. MJ will rely on those representations and, unless the exchange offer is terminated, plans to accept shares tendered by persons who properly complete the letter of transmittal and provide any other required documentation on a timely basis and as otherwise described herein.

Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in MJ common stock or MJRE common stock that may apply in their home countries. MJ, and MJRE cannot provide any assurance about whether such limitations exist.

MJ UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the exchange offer, MJ is offering to exchange up to 14,027,939 of its shares of common stock for shares of MJRE in the aggregate for outstanding shares of MJ common stock that are validly tendered and not validly withdrawn.. Upon completion of the exchange offer, MJ’s financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the real estate assets transferred to MJRE (the “exchange offer and related events”).

The following unaudited pro forma condensed consolidated statement of financial position of MJ as of September 30, 2016 is presented as if the exchange offer and related events, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at September 30, 2016, assuming the exchange offer is completed and 1,500,000 shares were tendered. The unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2016, and the year ended December 31, 2015, are presented as if such events had occurred on January 1, 2015. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of MJ for each period presented and in the opinion of MJ management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the exchange offer and related events been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:

•	MJ’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2015, and Management’s Discussion and Analysis included in MJ’s Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference into this prospectus.

•	MJ’s consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2016, and Management’s Discussion and Analysis included in MJ’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which is incorporated by reference into this prospectus.

MJ HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

As of September 30, 2016

	MJ Holdings, Inc. Historical	MJRE Pro Forma Adjustments	MJ Holdings, Inc. Pro Forma
Assets
Real estate property:
Land	$747,389	$(747,389)	$—
Buildings and improvements	3,145,167	(3,145,167)	—
Computer equipment and software	2,000		2,000
	3,894,556	(3,892,556)	2,000
Accumulated depreciation	(228,380)	227,769	(611)
Real estate property, net	3,666,176	(3,664,787)	1,389
Real estate loans receivable, net	—	—	—
Cash	421,760	—	421,760
Deferred leasing costs	136,622	(136,622)	—
Deferred rent receivable	86,557	(86,557)	—
Prepaid expenses and other assets	6,949	(6,949)	—
Total Assets	$4,318,064	$(3,894,915)	$423,149

Liabilities and Stockholders’ Equity
Liabilities
Notes payable - related party, net of unamortized debt issuance costs of $3,416	$2,721,584	$(2,721,584)	$—
Security deposits	70,168	(70,168)	—
Accounts payable and accrued liabilities	116,750	(114,375)	2,375
Total Liabilities	2,908,502	(2,906,127)	2,375

Stockholders’ Equity
Preferred stock	—	—	—
Common stock	14,028	—	14,028
Additional paid-in capital	2,779,105	—	2,779,105
Accumulated deficit	(1,383,571)	554,562	(829,009)
Treasury stock, at cost	—	(1,543,350)	(1,543,350)
Total Stockholders’ Equity	1,409,562	(988,788)	420,774
Total Liabilities and Stockholders’ Equity	$4,318,064	$(3,894,915)	$423,149

 See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2016

	MJ Holdings, Inc. Historical	MJRE Pro Forma Adjustments	MJ Holdings, Inc. Pro Forma
Revenues:
Rental income	$519,492	$(519,492)	$—
Interest income from real estate loans receivable	9,039	—	9,039
Total revenues	528,531	(519,492)	9,039

Operating Expenses:
Property expenses	94,977	(94,977)	—
General and administrative expenses	67,726	(37,412)	30,314
Depreciation expense	87,681	(87,181)	500
Total operating expenses	250,384	(219,570)	30,814
Operating income (loss)	278,147	(299,922)	(21,775)

Interest expense, net - related party	(204,375)	204,375	—
Interest income (expense), net	(7,852)	7,941	89

Income (loss) before income taxes	65,920	(87,606)	(21,686)

Provision for income taxes	—	—	—

Net Income (Loss)	$65,920	$(87,606)	$(21,686)

Basic and diluted net earnings (loss) per common share:
Weighted average shares outstanding	14,027,939		12,527,939
Net earnings (loss) per common share	$0.005		$(0.002)

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ HOLDINGS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

	MJ Holdings, Inc. Historical	MJRE Pro Forma Adjustments	MJ Holdings, Inc. Pro Forma
Revenues:
Rental income	$625,864	$(625,864)	$—

Operating Expenses:
Property expenses	123,589	(123,589)	—
General and administrative expenses	257,318	(51,319)	205,999
Depreciation expense	102,526	(102,415)	111
Total operating expenses	483,433	(277,323)	206,110
Operating income (loss)	142,431	(348,541)	(206,110)

Interest expense, net - related party	(241,002)	241,002	—
Interest income (expense), net	(13,210)	13,263	53

Loss before income taxes	(111,781)	(94,276)	(206,057)

Provision for income taxes	—	—	—

Net Loss	$(111,781)	$(94,276)	$(206,057)

Basic and diluted net loss per common share:
Weighted average shares outstanding	13,958,592		12,458,592
Net loss per common share	$(0.008)		$(0.017)

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Deconsolidation of MJ Real Estate Partners, LLC

MJ Real Estate Partners, LLC ("MJRE") is a newly formed Florida limited liability company, established solely for the purpose of the exchange offer and subsequent to the successful completion of the exchange offer will serve as a holding company for the real estate assets previously owned by MJ Holdings, Inc ("MJ"). MJ is offering to exchange up to 14,027,939 shares of common stock of MJ that are validly tendered and not validly withdrawn, with membership interests in a newly formed limited liability company (MJRE) which will assume sole legal liability for the Senior Notes, and will own all of the real estate assets, leases cash-flows and obligations on said real estate assets which MJ owns directly and or through subsidiaries and or holding companies, at an exchange ratio of one share of common stock for one common unit, representing one membership interest in MJRE. In connection with the exchange offer, MJ intends to dispose of all of its interests in MJRE by means of a tax-free split-off.

Following the completion of the exchange offer and related events, MJRE's historical results will be shown as discontinued operations in MJ's consolidated financial statements, and in subsequent periods, MJ's consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to MJRE. The pro forma adjustments, included in the unaudited pro forma condensed consolidated financial statements, reflect the reversal of the historical assets and liabilities and results of operations of MJRE as recorded by MJ.

Note 2 — Exchange Offer and Split-Off of MJRE

These unaudited pro forma condensed consolidated financial statements assume the exchange offer is completed and 1,500,000 shares of MJ's common stock were tendered. The 1,500,000 shares of MJ's common stock assumed for the purposes of these pro formas to be acquired in the exchange offer have been reflected as treasury stock on the unaudited pro forma condensed consolidated statement of financial position. This transaction results in a pro forma one-time gain to MJ estimated to be approximately $554,562 calculated as follows:

Estimated fair value of MJ common stock tendered (assuming 1,500,000 shares acquired at the MJ closing price of $1.0289 per share)	$1,543,350
Less: MJ's net book value of net assets attributed to MJRE	(988,788)
Pro forma net gain on split-off of MJRE from MJ	$554,562

The pro forma net gain, which would be reflected in discontinued operations in MJ's consolidated statement of earnings, has not been reflected in the unaudited pro forma condensed consolidated statements of operations.

The amount of the actual gain will be determined as of the closing of the exchange offer and may differ materially from the pro forma net gain set forth above based on several factors, including the final number of MJ's shares tendered, the market value of MJ's common stock, and MJ's carrying value of the net assets attributed to MJRE at the time the exchange offer is consummated.

MJRE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the exchange offer, MJ is offering to exchange up to 14,027,939 of its shares of common stock for shares of MJRE in the aggregate for outstanding shares of MJ common stock that are validly tendered and not validly withdrawn.. Upon completion of the exchange offer, MJ’s financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the real estate assets transferred to MJRE (the “exchange offer and related events”).

The following unaudited pro forma condensed consolidated statement of financial position of MJRE as of September 30, 2016 is presented as if the exchange offer and related events, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at September 30, 2016, assuming the exchange offer is completed and 1,500,000 shares were tendered. The unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2016, and the year ended December 31, 2015, are presented as if such events had occurred on January 1, 2015. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of MJ for each period presented and in the opinion of MJ management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the exchange offer and related events been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:

•	MJ’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2015, and Management’s Discussion and Analysis included in MJ’s Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference into this prospectus.

•	MJ’s consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2016, and Management’s Discussion and Analysis included in MJ’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which is incorporated by reference into this prospectus.

MJ REAL ESTATE PARTNERS, LLC.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

As of September 30, 2016

MJRE Pro Forma
Assets
Real estate property:
Land	$747,389
Buildings and improvements	3,145,167
3,892,556
Accumulated depreciation	227,769
Real estate property, net	3,664,787
Deferred leasing costs	136,622
Deferred rent receivable	86,557
Prepaid expenses and other assets	6,949
Total Assets	$3,894,915

Liabilities and Members’ Equity
Liabilities
Notes payable - related party, net of unamortized debt issuance costs of $3,416	$2,721,584
Security deposits	70,168
Accounts payable and accrued liabilities	114,375
Total Liabilities	2,906,127

Total Members’ Equity	988,788
Total Liabilities and Members’ Equity	$3,894,915

 See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ REAL ESTATE PARTNERS, LLC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2016

(Unaudited)

MJRE Pro Forma
Revenues:
Rental income	$519,492

Operating Expenses:
Property expenses	94,977
General and administrative expenses	37,412
Depreciation expense	87,181
Total operating expenses	219,570
Operating income	299,922

Interest expense, net - related party	(204,375)
Interest income (expense), net	(7,941)

Net Income	87,606

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ REAL ESTATE PARTNERS, LLC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

(Unaudited)

MJRE Pro Forma
Revenues:
Rental income	$625,864

Operating Expenses:
Property expenses	123,589
General and administrative expenses	51,319
Depreciation expense	102,415
Total operating expenses	277,323
Operating income	348,541

Interest expense, net - related party	(241,002)
Interest income (expense), net	(13,263)

Net Income	94,276

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

MJ REAL ESTATE PARTNERS, LLC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Deconsolidation of MJ Real Estate Partners, LLC

MJ Real Estate Partners, LLC ("MJRE") is a newly formed Florida limited liability company, established solely for the purpose of the exchange offer and subsequent to the successful completion of the exchange offer will serve as a holding company for the real estate assets previously owned by MJ Holdings, Inc ("MJ"). MJ is offering to exchange up to 14,027,939 shares of common stock of MJ that are validly tendered and not validly withdrawn, with membership interests in a newly formed limited liability company (MJRE) which will assume sole legal liability for the Senior Notes, and will own all of the real estate assets, leases cash-flows and obligations on said real estate assets which MJ owns directly and or through subsidiaries and or holding companies, at an exchange ratio of one share of common stock for one common unit, representing one membership interest in MJRE. In connection with the exchange offer, MJ intends to dispose of all of its interests in MJRE by means of a tax-free split-off.

Note 2 — Real Estate Property Acquisitions

5353 Joliet Street

In June 2014, through its wholly-owned subsidiary, 5353 Joliet LLC, MJRE acquired an owner-occupied 22,144 square feet industrial building situated on 1.4 acres of land in Denver, Colorado for $2,214,000. The acquisition was funded with proceeds from the issuance of a secured promissory note in the amount of $1,800,000 and $414,000 of cash on-hand. The promissory note is held by CMG, an entity wholly-owned by Shawn Chemtov, co-manager of MJRE. CMG has assigned all ownership and security interest granted to it pursuant to the promissory note to 5353 Mortgage Loan, LLC, a single purpose entity created solely for the purpose of this transaction. CMG invested $100,000 of the $1,800,000 of funds used to finance the purchase of the promissory note. CMG acts as the loan servicing entity for the promissory note, administering the note, processing payments, and transferring all payments to 5353 Mortgage Loan, LLC. CMG charges no administration fees for servicing the promissory note.

The promissory note bears interest at 10% per annum, provides for cash interest payments on a monthly basis, matured on June 1, 2016. MJRE is currently in the process of refinancing or extending the due date of the promissory note. In the interim, MJRE continues paying the monthly interest payments. MJRE has guaranteed the promissory note and has pledged its ownership interest in 5353 Joliet LLC, and as such its fee-simple ownership interest in the property as security for the promissory note.

For the nine months ended September 30, 2016, and the year ended December 31, 2015, MJRE recorded $135,000 and $180,000, respectively, of interest expense related to the promissory note.

In September 2014, the Company entered into a lease agreement contingent upon the lessee obtaining city and state licenses and permits for its intended operations at the premises. The contingencies were met by the lessee, and the lease agreement became effective December 1, 2014. The lease agreement is for a term of seven years. Insurance and real property taxes shall be paid by the Company and, subsequently, charged to the lessee as additional rent based on the actual expenses incurred - see Note 3 below for additional lease details.

503 Havana Street

In September 2014, through its wholly-owned subsidiary, MJ Havana LLC, MJRE acquired an owner-occupied 1,250 square foot building situated on 23,625 square feet of land in Aurora, Colorado for $756,000, exclusive of closing costs. The acquisition was funded with cash on-hand. The property is zoned B-2 and has been approved by the city of Aurora as a retail dispensary for recreational marijuana.

Prior to closing on the property acquisition, MJRE had pre-negotiated a 10-year lease agreement with a third-party, a licensed marijuana dispensary company serving both medical and adult (21+) customers in Colorado. Once the closing of the property was completed with the seller, the pre-negotiated lease was executed in September 2014 with the third-party. Pursuant to the terms of the lease agreement, MJRE agreed to contribute $150,000 to improvements to the property. As of September 30, 2016, the MJRE had paid $150,000 towards the tenant's building improvements.

1126 South Sheridan Boulevard

In May 2015, through its wholly-owned subsidiary, MJ Sheridan LLC, MJRE acquired real estate property located at 1126 South Sheridan Boulevard in Denver, Colorado, for $771,750, exclusive of closing costs. MJRE funded the acquisition through the issuance of a promissory note in the amount of $925,000 to a related party of which $771,750 was used to purchase the property. The acquired property is 17,729 square feet with a 3,828 square foot one story free-standing building. The property is zoned B-2 and has been approved by the city of Denver as a retail dispensary for recreational marijuana.

The promissory note is held by CMG, an entity wholly-owned by Shawn Chemtov, MJRE's co-manager. CMG has assigned all ownership and security interest granted to it pursuant to the promissory note to a single purpose entity created solely for the purpose of this transaction. CMG acts as the loan servicing entity for the promissory note, administering the note and processing payments from MJRE. CMG charges no administration fees for servicing the promissory note.

The promissory note bears interest at 10% per annum, provides for cash interest payments on a monthly basis, matures on June 1, 2017. The promissory note is collateralized with MJRE's ownership interest in the newly acquired property and its previously acquired property located at 503 Havana Street in Aurora, Colorado. The promissory note does not restrict MJRE's ability to incur future indebtedness. For the nine months ended September 30, 2016, and the year ended December 31, 2015, MJRE recorded $69,375 and $61,054, respectively, of interest expense related to the promissory note.

Prior to closing on the property acquisition, MJRE had pre-negotiated a 10-year lease agreement with a third-party, a licensed marijuana dispensary company serving both medical and adult (21+) customers in Colorado. Once the closing of the property was completed with the seller, the pre-negotiated lease was executed in May 2015 with the third-party.

Note 3 — Operating Leases

MJRE generates revenues by leasing its acquired real estate properties through operating leasing arrangements. A summary of revenues generated from our rental properties for the nine months ended September 30, 2016, and the year ended December 31, 2015, is as follows:

	For the nine months ended September 30, 2016	For the year ended December 31, 2015
Revenues:
Rental payments	$429,718	$520,913
Reimbursed operating expenses	57,881	57,223
Deferred rent revenue	31,893	47,728
Total revenues from rental properties	$519,492	$625,864

503 Havana Street

In September 2014, MJRE entered into a non-cancelable operating lease agreement with a marijuana dispensary (the "Lessee") to move into MJRE's acquired property located at 503 Havana Street in Aurora, Colorado. The lease agreement is for a term of ten years and a monthly rent obligation of $11,250, subject to annual increases of 3% per year. Insurance and real property taxes shall be paid by MJRE and, subsequently, charged to the Lessee as additional rent based on the actual expenses incurred. Pursuant to the terms of the lease agreement, MJRE has agreed to contribute $150,000 to improvements to the property.

Upon the expiration of the term of ten years, the Lessee has the option to renew the lease agreement for one additional ten-year term, on the same terms as provided in the lease agreement. During the third year of the lease agreement, the Lessee may exercise an option to purchase the Property.

5353 Joliet Street

In September 2014, MJRE entered into a lease agreement for its property and warehouse building located at 5353 Joliet Street in Denver, Colorado. The lease agreement is for a term of seven years and a monthly rent obligation of $25,835, subject to annual increases of 2% per year. Insurance and real property taxes shall be paid by MJRE and, subsequently, charged to the lessee as additional rent based on the actual expenses incurred.

The lease was contingent upon the lessee, obtaining city and state licenses and permits for its intended operations at the premises, within the dates provided in the lease agreement. The contingencies were met by the lessee, and the lease agreement became effective December 1, 2014.

Upon the expiration of the seven-year term, the lessee has the option to renew the lease for two separate five-year terms, subject to rent reviews and adjustments, as set out in the lease agreement.

1126 South Sheridan Boulevard

In May 2015, MJRE entered into a lease agreement for its acquired property located at 1126 South Sheridan Boulevard in Denver, Colorado. The lease agreement is for a term of ten years and a monthly rent obligation of $10,945, subject to annual increases of 3% per year. Insurance and real property taxes shall be paid by MJRE and, subsequently, charged to the Lessee as additional rent based on the actual expenses incurred.

Upon the expiration of the term of ten years, the Lessee has the option to renew the lease agreement for one additional ten-year term, on the same terms as provided in the lease agreement. During the third year of the lease agreement, the Lessee may exercise an option to purchase the Property.

Future minimum rental payments, excluding the reimbursement of specified operating expenses, for non-cancelable operating lease agreements are as follows as of September 30, 2016:

2016	$144,668
2017	588,457
2018	602,886
2019	617,681
2020	632,857
Thereafter	1,489,862
Total minimal rental payments	$4,076,411

MANAGEMENT OF MJRE

Shawn Chemtov and Adam Laufer, each co-CEOs and co-chairmen of the board of directors of MJ Holdings will serve as managers of MJRE and will administer the business, in accordance with the operating agreement of MJRE.

AGREEMENTS BETWEEN MJ

AND MJRE AND OTHER RELATED PARTY TRANSACTIONS

Messrs. Shawn Chemtov and Adam Laufer, will continue to serve as co-CEOs and co-chairmen of the board of directors of MJ and will serve as the managers of MJRE, in accordance with the provisions of the MJRE operating agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences to holders of MJ common stock that exchange shares of MJ common stock for shares of MJRE pursuant to the split-off. This section is based on the Code, the Treasury regulations promulgated under the Code, and interpretations of such authorities by the courts and the IRS, all as they exist as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. This section is limited to holders of MJ common stock that are U.S. holders, as defined below, that hold their shares of MJ common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this section does not discuss all tax considerations that may be relevant to holders of MJ common stock in light of their particular circumstances, nor does it address the consequences to holders of MJ common stock subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), persons who acquired such shares of MJ common stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions or financial services entities, insurance companies, dealers or traders in securities or currencies, U.S. holders whose functional currency is not the U.S. dollar, and persons who hold their shares of MJ common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes. This section does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences, alternative minimum tax consequences or the consequences of the Medicare tax on net investment income. Holders of MJ common stock should consult their tax advisors as to the particular tax consequences to them of the split-off.

For purposes of this section, a U.S. holder is a beneficial owner of MJ common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of MJ common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of MJ common stock should consult its tax advisor regarding the tax consequences of the split-off and any pro rata spin-off.

If the exchange offer or any additional exchange offer were determined not to qualify for non-recognition of gain and loss under Section 355 of the Code, each MJ shareholder who receives shares of MJRE in such exchange offer would generally be treated as recognizing taxable gain or loss equal to the difference between the fair market value of the shares of MJRE received by the shareholder and its tax basis in the shares of MJ common stock exchanged therefor, or, in certain circumstances (including where a U.S. holder increased its percentage of MJ common stock (directly and by attribution) as a result of the exchange offer), as receiving a taxable distribution equal to the fair market value of the shares of MJRE received by the shareholder.

In addition, if the split-off were determined not to qualify for non-recognition of gain and loss under Section 355 of the Code, MJ would generally recognize any gain with respect to the split-off as if it sold the shares of MJRE for an amount equal to their fair market value.

COMPARISON OF SECURITYHOLDERS’ RIGHTS

The rights of the MJ stockholders are currently governed by Nevada law and MJ’s amended and restated certificate of incorporation and bylaws. The rights of the MJRE shareholders will be governed by Florida law and the MJRE certificate of formation and limited liability company agreement. Upon completion of the exchange offer the rights of holders of MJRE shares will be governed by the MJRE certificate of formation and limited liability company operating agreement.

The following is a summary of the material differences between the rights of holders of MJ common stock and the rights of holders of MJRE common shares, but does not purport to be a complete description of those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Copies of these governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, upon request.

MJ	MJRE

AUTHORIZED AND OUTSTANDING SECURITIES

Authorized Shares: 95 million shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.	Authorized Shares: MJRE may create, authorize or issue an unlimited number of additional company securities or any class or series thereof without approval of any members.

Outstanding Shares: As of November 22, 2016, there were 14,0271,939 shares of common stock issued and no issued and outstanding shares of preferred stock.	Outstanding Shares: As of November 22, 2016 there were no common shares of MJRE issued and outstanding.

VOTING RIGHTS

Each share of MJ common stock is entitled to one vote on all matters presented for the approval of the holders of MJ common stock, and as otherwise required by Nevada law.	MJRE shareholders are not entitled to a vote, except to replace the MJ appointed managers of MJRE.

MJ	MJRE

AMENDMENT TO THE FORMATION AND GOVERNANCE DOCUMENTS

The MJ restated charter provides that MJ reserves the right to amend and repeal the certificate of incorporation in the manner prescribed by Nevada law. Under Nevada law, a charter amendment requires a board resolution setting forth the amendment and declaring the advisability of the amendment and approval by a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon.	The MJRE limited liability company agreement provides that the MJRE board of directors/mangers is permitted to file amendments to and restatements of the certificate of formation.

The MJ board of directors is expressly authorized to adopt, amend or repeal the bylaws by the affirmative vote of a majority of the MJ board of directors at any meeting thereof.

Stockholders may amend the bylaws at any annual meeting or at a special meeting by the affirmative vote of a majority of the outstanding stock entitled to vote thereon at any meeting.

The MJRE limited liability company agreement provides that amendments to the MJRE limited liability company agreement may be adopted by the MJRE board of directors.

SPECIAL MEETINGS OF SECURITYHOLDERS

Special meetings of MJ stockholders may be called by the chairman of the board of directors, the board of directors, the chief executive officer, or by the president or secretary of MJ at the request of not less than ten percent of the combined voting power of the outstanding stock of MJ entitled to vote in the election of directors. Such request by holders of not less than ten percent of the combined voting power of the outstanding stock of MJ entitled to vote in the election of the directors must be in writing and state the purpose or purposes of the proposed meeting. No business other than such business described in the notice of meeting will be transacted at a special stockholders meeting.	Special meetings of MJRE shareholders may only be called by a majority of the MJRE board of directors/managers. The holders of MJRE common shares do not have the right to call a meeting of the shareholders.

SECURITYHOLDER PROPOSALS AND NOMINATIONS

Under the MJ bylaws, for nominations of directors properly brought before an annual meeting of stockholders by a MJ stockholder, timely notice must be given. In general, to be considered timely, a stockholder’s notice must be delivered to the secretary at MJ’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 210th day prior to the first	The MJRE limited liability company agreement does not provide for shareholder proposals.

MJ	MJRE

anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made.

SECURITYHOLDER ACTION BY WRITTEN CONSENT

Under Nevada law, MJ stockholders may take action by written consent.	The MJRE limited liability company agreement does not permit MJRE common shareholders to take action by written consent.

BOARD OF DIRECTORS

Election of Directors

MJ stockholders elect directors at the annual meeting.	MJRE common shareholders are entitled to vote for directors, but must cast a unanimous vote to remove existing managers and must cast a unanimous vote to elect new managers.

Number of Directors

The MJ board of directors consists of two directors. Directors are elected annualy and in accordance with Nevada Law.	The MJRE board of directors consist of two directors.

Classification

The MJ board of directors is not divided into classes. Each director holds office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.	The MJRE board of directors is not divided into classes. Each director holds office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Removal

The MJ restated charter does not provide for removal of directors; thus, directors may be removed by a vote of the stockholders with or without cause.	MJRE directors may be removed from office at any time with or without cause by a unanimous vote of the holders of the outstanding MJRE voting shares.

MJ	MJRE

Vacancies

Vacancies resulting from death, resignation, disqualification, removal or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the MJ directors then in office, though less than a quorum or by the sole remaining director.	Vacancies on the MJRE board of directors may be filled by the affirmative vote of holders of a majority of the outstanding MJRE voting shares. Any MJRE director chosen to fill a vacancy will hold office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Special Meetings of the Board of Directors

Special meetings of the MJ board of directors may be called by the chairman of the board, chief executive officer or one-third of the directors then in office (rounded up to the nearest whole number). Notice must be given to each MJ director by whom it is not waived by mailing written notice prior to the meeting or by electronically transmitting notice at least twenty four hours prior to the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at the special meeting.	Special meetings of the MJRE board of directors may be called by the chairman of the MJRE board of directors or on the written request of any one director to the secretary on at least twenty-four hours’ notice to each MJRE director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law.

Director Liability and Indemnification

•     MJ will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of MJ, or is or was serving at the request of MJ as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in the settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent permitted by Nevada law.

•     Expenses (including attorney’s fees) incurred by an MJ director, officer, employee or agent in defending any civil or criminal action, suit or proceeding may be paid by MJ in advance of the final disposition of such matter, if such director, officer, employee or agent must undertake in writing to repay any such advances in the event that it is ultimately determined that he or she is not entitled to indemnification.

• MJRE will indemnify any person who is or was a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of MJRE, or, while serving as a director of officer of MJRE, at the request of MJRE, as a director, officer, employee, partner, manager, fiduciary or trustee of MJRE or any other entity, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. However, such persons are only entitled to indemnification if they acted in good faith and, with respect to any criminal proceeding or action, have no reasonable cause to believe that such conduct was unlawful. Further, for any action, suit or proceeding by or in the right of MJRE to provide a judgment in its favor, such persons

MJ	MJRE

• The MJ bylaws provided that upon resolutions passed by the board of directors, MJ may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MJ, or is or was serving at the request of MJ as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any capacity, or arising out of his or her status as such, whether or not MJ would have the power to indemnify such person against such liability under the MJ restated charter.

shall only be entitled to indemnification if such person shall not be adjudged to be liable to MJRE, unless and only to the extent that the court in which such action is brought shall determine that, in light of all the circumstances, such person is fairly and reasonably entitled to indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that such good faith standard was not met, or, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that the person’s conduct was unlawful. Additionally, MJRE may indemnify any person who is or was an employee (other than an officer) or agent of MJRE who is a party to a threatened, pending or completed action, suit or proceeding, to the extent permitted by law and authorized by the board of directors.

•     Expenses (including attorney’s fees) incurred by any such person in defending any action, suit or proceeding will be paid by MJRE in advance of the final disposition of such matter, and in advance of any determination that such person is not entitled to be indemnified, upon receipt of an undertaking by such person to repay such expenses if it is determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by MJRE.

•     None of MJRE’s directors or officers will be liable to MJRE or its shareholders for breach of fiduciary duty, except for acts or omissions not in good faith. A MJRE director or officer is deemed to have acted in good faith if such person subjectively believed that he or she was acting in, or not opposed to, the best interests of MJRE and all its unitholders, taken together. Additionally, MJRE directors will not be responsible for any misconduct or negligence on the part of an agent appointed by the MJRE board of directors in good faith.

EXPERTS

The consolidated financial statements of MJ as of December 31, 2015 and 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Paritz & Co., independent registered public accounting.

The exchange agent for the exchange offer is:

The letter of transmittal and certificates evidencing shares of MJ common stock and any other required documents should be sent or delivered by each shareholder or broker, dealer, commercial bank, trust company or other nominee to the exchange agent, Island Stock Transfer at of its addresses set forth in the Instruction Booklet to the Letter of Transmittal. Notices of Guaranteed Delivery and Notices of Withdrawal may be sent to the exchange agent by facsimile transmission at (727) 289-0069 and the receipt of such facsimile transmission may be confirmed at (727) 289-0010.

Questions or requests for assistance may be directed to the information agent at the addresses and telephone numbers listed below. Additional copies of this prospectus and the applicable letter of transmittal and instructions thereto may be obtained from the information agent. A shareholder may also contact brokers, dealers, commercial banks, trust companies or similar institutions for assistance concerning the exchange offer.